Exhibit 99.2

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere and EIG Finalize $1.5B Equity Investment for the Corpus Christi Liquefaction Project

Houston, Texas – January 16, 2015 – Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today that it has entered into a note purchase agreement with EIG Management Company, LLC (“EIG”) finalizing the definitive documentation for the previously announced financing under which investment funds managed by EIG will purchase $1.5 billion of convertible notes (the “Financing”). Proceeds from the Financing will be used as equity to fund a portion of the costs of developing, constructing and placing into service the Corpus Christi Liquefaction Project (the “Liquefaction Project”), which is being designed for up to three liquefaction trains with an expected aggregate annual production capacity of approximately 13.5 mtpa. The Financing is scheduled to close once Cheniere reaches a positive final investment decision on the Liquefaction Project, expected in the first half of 2015.

All financing commitments have been obtained for the Liquefaction Project, including a portion of the proceeds from $1 billion of convertible notes issued by Cheniere Energy, Inc. in November 2014 and the recently announced approximately $11.5 billion of debt commitments received from several financial institutions in December 2014.

Commencement of construction of the Liquefaction Project is subject to, but not limited to, receiving regulatory approvals, entering into long-term customer contracts sufficient to underpin financing of the Liquefaction Project, finalizing financing, and Cheniere making a final investment decision. Construction is expected to commence in the first half of 2015.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six Trains, each of which is expected to have a nominal production capacity of approximately 4.5 mtpa. Construction has begun on Trains 1 through 4 at the Sabine Pass liquefaction project. Cheniere has also initiated a project to develop liquefaction facilities near Corpus Christi, Texas. The Corpus Christi liquefaction project is being designed for up to three Trains, with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG, three LNG storage tanks with capacity of approximately 10.1 Bcfe and two LNG carrier docks. Commencement of construction for the Corpus Christi liquefaction project is subject, but not limited to, obtaining regulatory approvals, entering into long-term customer contracts sufficient to underpin financing of the project, obtaining financing, and Cheniere making a final investment decision. Cheniere believes that LNG exports from the Corpus Christi liquefaction project could commence as early as 2018.

EIG is a leading institutional investor to the global energy sector with $15.1 billion under management as of September 30, 2014. EIG specializes in private investments in energy and energy-related infrastructure on a global basis. During its 32-year history, EIG has invested over $16.6 billion in the sector through 300 projects or companies in 35 countries on six continents. EIG’s clients include many of the leading pension plans, insurance companies, endowments, foundations and sovereign wealth funds in the U.S., Asia and Europe. EIG is headquartered in Washington, D.C. with offices in Houston, London, Sydney, Rio de Janeiro, Hong Kong and Seoul. For more information, visit www.eigpartners.com.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the Financing and the use of proceeds therefrom and the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

The offer and sale of the notes pursuant to the Financing has not been, and will not be, registered under the Securities Act and the notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investors: Randy Bhatia: 713-375-5479; Christina Burke: 713-375-5104

Media: Faith Parker: 713-375-5663